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                          PLEDGE AND SECURITY AGREEMENT


     AGREEMENT made July _____,  1996, between ______________________________
of __________________________________(the "Pledgor"),  and ELECTRONICS
COMMUNICATIONS CORP., 10 Plog Road, Fairfield, New Jersey  07004 (the
"Pledgee").

     WHEREAS, at the execution of this agreement the Pledgee has made a loan to the Pledgor in the sum of $1,500,000 (hereinafter referred to as the "Loan"), as evidenced by the Promissory Note of the Pledgor payable to Pledgee for such amount; and

     WHEREAS, in order to induce the Pledgee to make the Loan, the Pledgor has agreed to pledge certain stock with the Pledgee as security for the payment of the Loan.

     It is therefore agreed:

     1.   PLEDGE.   In  consideration of the Pledgee making the Loan, the
Pledgor hereby grants a security interest to the Pledgee in instruments of the following description, duly endorsed in blank or accompanied by duly endorsed stock powers, separate form, and herewith delivered to the Pledgee:

                                    NO. OF SHARES
                                    OF SERIES B
     ISSUER                        PREFERRED STOCK     CERTIFICATE NO.
     ------                        ---------------     ---------------

Electronics Communications Corp.      1,000,000


     The Pledgee shall hold the pledged shares on the books of the Company in the name of the Pledgor. The Pledgee shall hold the pledged shares as security for the payment of the Loan as security for the return of the collateral and shall not encumber or dispose of the shares except in accordance with the provisions of paragraph 8 of this agreement.

     2.   DIVIDENDS.     During  the  term of  this  pledge,  all dividends  and
other amounts received by the Pledgor as a result of his record ownership of the pledged shares shall be applied by him to the payment of the principal and interest on the Loan.

     3. VOTING RIGHTS. During the term of this pledge, and so long as the Pledgor is not in default in the performance of any of the terms of this agreement or in the payment of the principal or interest of the Loan, the Pledgor shall have the right to vote the pledged shares on all corporate questions.

     4.   REPRESENTATIONS.    The Pledgor warrants and represents that  there
are no restrictions upon the transfer of any of the pledged shares, other than may appear on the face of the certificates, and that the Pledgor has the right to transfer such shares free of any

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encumbrances and without obtaining the consents  of the other shareholders.

     5.   ADJUSTMENTS.   In  the event that, during the  term  of this pledge,
any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of the Company which has issued the pledged shares, all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be held by the Pledgee under the terms of this agreement in the same manner as the shares originally pledged hereunder.

     6.   WARRANTS AND RIGHTS.     In  the event that during  the term of this
pledge, subscription warrants or any other rights or options shall be issued in connection with the pledged shares, such warrants, rights, and options shall be immediately assigned by the Pledgor to the Pledgee to be held under the terms of this agreement, and if exercised by the Pledgor all new shares or other securities so acquired by the Pledgor shall be immediately assigned to the Pledgee to be held under the terms of this agreement in the same manner as the shares originally pledged hereunder.

     7.   PAYMENT OF LOAN.    Upon payment at maturity  of the principal  and
interest of the Loan, less amounts theretofore received and applied by the Pledgee in reduction thereof, the Pledgee shall return to the Pledgor all the pledged shares.

     8. DEFAULT. In the event that the Pledgor defaults in the performance of any of the terms of this agreement, or in the payment at maturity of the principal or interest of the Loan, the Pledgee shall have the rights and remedies provided in the Uniform Commercial Code in force in the State of New Jersey at the date of this agreement and in this connection, the Pledgee may upon five days' notice to the Pledgor, sent by registered mail, and without liability for any diminution in price which may have occurred, sell all the pledged shares in such manner and for such price as the Pledgee may determine. At any bona fide public sale the Pledgee shall be free to purchase all or any part of the pledged shares. Out of the proceeds of any sale the Pledgee may retain an amount equal to the principal and interest then due on the Loan, plus the amount of the expenses of the sale, and shall pay any balance of such proceeds to the Pledgor.


                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF the parties have executed this  agreement on the day first above written.


                                   PLEDGOR



                                   _________________________



                                   PLEDGEE

                                   ELECTRONICS COMMUNICATIONS CORP.



                                   ___________________________
                                   By: